EXHIBIT (5)
                       GOULD & WILKIE LLP
              ONE CHASE MANHATTAN PLAZA, 58TH FLOOR
                  NEW YORK, NEW YORK 10005-1401
                         (212) 344-5680


                                                               November 18, 1999

CH Energy Group, Inc.
284 South Avenue
Poughkeepsie, New York 12601-4879

Dear Sirs:

        Referring to your Post-effective Amendment No. 2 to Registration Statement (No. 333-11521) on Form S-3, filed this date with the Securities and Exchange Commission under the Securities Act of 1933 ("Amendment"), covering the proposed sale by you of up to 783,582 additional shares of your Common Stock, $.10 par value per share ("Shares"), pursuant to the Stock Purchase Plan, as amended, to be effective on the effectiveness of the Share Exchange referred to on the cover page of the Amendment, a copy of which is included in the Amendment as Exhibit (4)(a) ("Plan"):

        We have advised CH Energy Group, Inc. ("Company") in the preparation of the Amendment.

        We have advised the Company with respect to the Plan, pursuant to which the Shares may be issued.


        When said Share Exchange and the Amendment become effective and certificates for the Shares shall have been thereafter duly issued and delivered pursuant to the Plan as described in the Amendment, and the Company shall have received the consideration for the Shares as therein stated (provided that such consideration is at least equal to the par value of the Company's Common Stock at the time of issuance thereof), then, in our opinion, the Shares will be validly and legally issued, fully paid and non-assessable.


        We hereby consent that this opinion be filed as an Exhibit to the Amendment, and we further consent to the use of our name as experts in connection with information given under the captions "The Company," "Description of the Plan - Federal Income Tax Consequences," "Use of Proceeds" and "Legal Opinions and Experts" in the Prospectus contained in the Amendment and in any further amendment or supplement to such Prospectus.

                                            Very truly yours,


                                            /S/  GOULD &  WILKIE LLP
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